UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   October 11, 2002

Commission file number:   333-44860

SPECIALTY TRUST, INC.
(Exact name of Registrant as specified in its Charter)

Maryland (State or other jurisdiction of Incorporation or organization)	88-0382463 (I.R.S. Employer Identification No.)

6160 Plumas St. Reno, Nevada (Address of principal executive offices)	89509 (Zip Code)

(775) 826-0809
(Registrant’s telephone number, including area code)

Item 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANTS
Item 7. EXHIBITS
SIGNATURES
Exhibit 16.1

Item 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANTS

Grant Thornton LLP (“Grant Thornton”) was previously the independent accounting firm engaged as the principal accountant to audit the financial statements of Specialty Trust, Inc (the “Company”). On October 11, 2002, that firm was dismissed as principal accountant and KPMG LLP (“KPMG”) was selected as the Company’s independent public accountants for the fiscal year ending December 31, 2002. The decision to change accountants was recommended by the audit committee and approved by the board of directors.

During the last two fiscal years ended December 31, 2001 and 2000 and the subsequent interim period through June 30, 2002, there were no disagreements with Grant Thornton on any matter of accounting principles or practices, consolidated financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement. Also, during such periods there were no reportable events as set forth in Item 304(a)(1)(v) of Regulation S-K.

The audit reports of Grant Thornton on the consolidated financial statements of Specialty Trust, Inc. as of and for the years ended December 31, 2001 and 2000, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principals.

The Company has provided Grant Thornton with a copy of this report on Form 8-K and has requested Grant Thornton to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated October 11, 2002, is filed as Exhibit 16.1 to this Form 8-K.

The Company has engaged KPMG to serve as the Company’s independent public accountants for the fiscal year ending December 31, 2002. During the Company’s two most recent fiscal years and through the date hereof, the Company did not consult KPMG with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Item 7. EXHIBITS

Exhibit 16.1   Letter on Change in Certifying Accountant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SPECIALTY TRUST, INC.

Dated: October 14, 2002	By:	/s/ Nello Gonfiantini III

Nello Gonfiantini III Chairman, President, and Secretary

(Signed in the capacity of (i) duly authorized officer of the registrant

Dated: October 14, 2002	By:	/s/ Stephanie S. Schmitt

Stephanie S. Schmitt Chief Financial Officer

(Signed in the capacity of (i) duly authorized officer of the registrant and (ii) principal Financial Officer of the registrant)